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                                                                      EXHIBIT 16




                        [PRICE WATERHOUSE LLP LETTERHEAD]



October 21, 1996

Office of Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Washington Real Estate Investment Trust's Form 8-K dated October 17, 1996 and are in agreement with the statements contained in paragraph 4(I) therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP



cc:   Ms. Laura M. Franklin
      Vice President and Chief Accounting Officer
      Washington Real Estate Investment Trust
      10400 Connecticut Avenue
      Kensington, Maryland  20895